Exhibit 31.2
CERTIFICATION
I, Greg Wiggins, certify that:
1.I have reviewed this Annual Report on Form 10-K/A for the year ended December 31, 2024 of Boxlight Corporation (the “registrant”); and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 23, 2025	/s/ Greg Wiggins
Greg Wiggins
Chief Financial Officer
(Principal Financial Officer)